Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
Rick J. Tremblay
Chief Financial Officer
Team Financial, Inc.
(913) 294-9667
rickt@teamfinancialinc.com
http://www.teamfinancialinc.com

Team Financial, Inc. Announces Fourth Quarter Results

PAOLA, Kansas, February 7, 2008 — Team Financial, Inc. (the “Company”, Nasdaq: TFIN) today announced net income of $651,000, or $0.18 basic and diluted income per share, for the three months ended December 31, 2007, a decrease of 49.7%, compared to $1,294,000 or $0.36 basic and $0.35 diluted income per share, for the three months ended December 31, 2006.  Net income for the year ended December 31, 2007 was $4,137,000, or $1.15 basic and $1.13 diluted income per share, compared to $3,868,000, or $1.03 basic and $1.00 diluted income per share for the year ended December 31, 2006, an increase of 7.0%.

For the three months ended December 31, 2007, net interest income increased approximately $328,000, or 5.2%, from the same period last year.  The increase was primarily due to the increase in loan balances as net interest margin decreased by nine basis points to 3.73% during the three months ended December 31, 2007 from 3.82% during the same period last year.  However, the net interest margin increased four basis points during the fourth quarter 2007 from 3.69% during the third quarter 2007 to 3.73% during the fourth quarter 2007.  Non-interest income increased approximately $86,000, or 4.5%, primarily due to recording $75,000 of credit life insurance income and an increase in trust fees of approximately $22,000 over the fourth quarter of 2006.  Also contributing to the increase in non-interest income was a $15,000, or 6.5%, increase in bank owned life insurance income.  Non-interest expenses increased $1.4 million, or 21.8%, for the three months ended December 31, 2007 compared to the same period in 2006, primarily as a result of recording approximately $958,000, or $0.27 per share for the quarter, related to two lawsuit settlements and related expenses.

Loans receivable increased approximately $74.4 million, or 15.3%, to $560.9 million at December 31, 2007 compared to $486.5 million at December 31, 2006.   Approximately $44.8 million of the total loan growth came during the fourth quarter of 2007.  The increase was primarily a result of an increase in construction and land development loans, some of which were purchased participations of loans outside of the Company’s typical market areas.  The increase in loans was funded, in large part, with a $21.5 million increase in brokered CD’s during the fourth quarter.

The provision for loan losses was $308,000 for the three months ended December 31, 2007 compared to $388,000 for the same period ended December 31, 2006.  The allowance for loan losses as a percent of loans receivable was 1.07% at December 31, 2007 and 1.17% at December 31, 2006, and non-performing loans were 1.20% of loans receivable at December 31, 2007 and 1.92% of loans receivable at December 31, 2006.

“During the fourth quarter, we achieved significant loan growth that has positioned us for future revenue growth in 2008.  Despite the successful quarter in our core operating activities, the litigation and settlement expenses overshadowed our success.  We opened two new locations in the first half of 2007 and another two locations in the last half of the year, one in Olathe, Kansas in December, and one in Lee’s Summit, Missouri in August.  We look forward to these locations having considerable growth and providing a substantial return on investment as they are located in high-growth areas” said Robert J. Weatherbie, Chairman and Chief Executive Officer of Team Financial, Inc.

Team Financial, Inc. is a financial services company with $825 million in total assets.  It operates in the Kansas City metropolitan area, southeastern Kansas, western Missouri, the Omaha, Nebraska metropolitan area, and in the Colorado Springs, Colorado metropolitan area.  The Company offers a full range of consumer and corporate banking services, including small business loans, mortgage loans, trust services, and investment and brokerage services.  For additional information on Team Financial, Inc., visit its Web site at http://www.teamfinancialinc.com or call 913-294-9667.

Note: 2006 data has been adjusted to reflect the adoption and application of Staff Accounting Bulletin No. 108 (“SAB 108”).  The adoption of SAB 108 resulted in a $30,000 and $117,000 decrease to net income for the three months and year ended

December 31, 2006, or $.01 basic and diluted income per share decrease for the three months ended December 31, 2006 and $.03 basic and diluted income per share decrease for the year ended December 31, 2006.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s expansion strategies, risks relating to loans and investments, including the effect of the change of the economic conditions in areas the Company’s borrowers are located, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

TEAM FINANCIAL, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Financial Condition

(In thousands)

	December 31,	December 31,
Assets	2007	2006

Cash and due from banks	$20,258	$14,529
Federal funds sold and interest bearing bank deposits	9,926	22,621
Cash and cash equivalents	30,184	37,150

Investment securities:
Available for sale, at fair value (amortized cost of $166,369 and $171,301 at December 31, 2007 and December 31, 2006, respectively)	165,848	170,079
Non-marketable equity securities (amortized cost of $9,493 and $9,061 at December 31, 2007 and December 31, 2006, respectively)	9,493	9,061
Total investment securities	175,341	179,140

Loans receivable, net of unearned fees	560,861	486,497
Allowance for loan losses	(5,987)	(5,715)
Net loans receivable	554,874	480,782

Accrued interest receivable	5,599	5,558
Premises and equipment, net	22,083	17,628
Assets acquired through foreclosure	934	817
Goodwill	10,700	10,700
Intangible assets, net of accumulated amortization	2,523	2,659
Bank-owned life insurance policies	20,739	19,926
Other assets	2,087	2,068

Total assets	$825,064	$756,428

Liabilities and Stockholder’s Equity
Deposits:
Checking deposits	$187,356	$194,979
Savings deposits	25,848	28,536
Money market deposits	68,472	57,123
Certificates of deposit	347,710	282,244
Total deposits	629,386	562,882
Federal funds purchased and securities sold under agreements to repurchase	2,969	6,215
Federal Home Loan Bank advances	108,005	108,069
Notes payable	2,195	200
Subordinated debentures	22,681	22,681
Accrued expenses and other liabilities	6,777	5,864

Total liabilities	772,013	705,911

Stockholders’ Equity:
Preferred stock, no par value, 10,000,000 shares authorized; no shares issued	—	—
Common stock, no par value, 50,000,000 shares authorized; 4,502,791 and 4,501,516 shares issued; 3,575,064 and 3,594,784 shares outstanding at December 31, 2007 and December 31, 2006, respectively	27,916	27,901
Capital surplus	308	680
Retained earnings	37,149	34,449
Treasury stock, 927,727 and 906,732 shares of common stock at cost at December 31, 2007, and December 31, 2006, respectively	(11,978)	(11,707)
Accumulated other comprehensive loss	(344)	(806)

Total stockholders’ equity	53,051	50,517

Total liabilities and stockholders’ equity	$825,064	$756,428

TEAM FINANCIAL, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Interest Income:
Interest and fees on loans	$10,858	$9,784	$41,455	$35,663
Taxable investment securities	1,966	2,003	7,973	7,832
Nontaxable investment securities	329	242	1,235	1,038
Other	44	86	614	508

Total interest income	13,197	12,115	51,277	45,041

Interest Expense:
Deposits:
Checking deposits	329	446	1,817	1,845
Savings deposits	47	66	196	229
Money market deposits	626	514	2,288	1,508
Certificates of deposit	3,875	3,244	14,973	11,059
Federal funds purchased and securities sold under agreements to repurchase	145	47	273	171
FHLB advances payable	1,181	1,138	4,595	4,540
Notes payable and other borrowings	10	4	22	141
Subordinated debentures	400	400	1,610	1,588

Total interest expense	6,613	5,859	25,774	21,081

Net interest income before provision for loan losses	6,584	6,256	25,503	23,960

Provision for loan losses	308	388	706	951

Net interest income after provision for loan losses	6,276	5,868	24,797	23,009

Non-Interest Income:
Service charges	948	956	3,623	3,658
Trust fees	187	165	789	720
Gain on sales of mortgage loans	136	129	580	584
Gain (loss) on sales of investment securities	—	7	(4)	(157)
Bank-owned life insurance income	249	234	966	884
Other	490	433	1,631	1,523

Total non-interest income	2,010	1,924	7,585	7,212

Non-Interest Expenses:
Salaries and employee benefits	3,389	3,096	13,027	12,333
Occupancy and equipment	832	858	3,356	3,127
Data processing	766	812	3,071	2,983
Professional fees	462	335	1,569	1,435
Marketing	117	124	563	408
Supplies	113	101	409	350
Intangible asset amortization	155	143	577	579
Trust Preferred Securities redemption amortization	—	—	—	823
Lawsuit settlements and related expenses	958	—	958	—
Other	897	845	3,567	3,326

Total non-interest expenses	7,689	6,314	27,097	25,364

Income before income taxes	597	1,478	5,285	4,857

Income tax expense (benefit)	(54)	184	1,148	989

Net income	$651	$1,294	$4,137	$3,868

Basic income per share	$0.18	$0.36	$1.15	$1.03
Diluted income per share	$0.18	$0.35	$1.13	$1.00
Shares applicable to basic income per share	3,590,825	3,597,045	3,604,443	3,765,118
Shares applicable to diluted income per share	3,642,176	3,704,991	3,658,548	3,859,442

Team Financial, Inc. And Subsidiaries

Unaudited Selected Ratios and Other Data

(Dollars in thousands, except per share data)

	As of and For		As of and For
	Three Months Ended		Year Ended
	December 31,		December 31,
Selected Data	2007	2006 (c)	2007	2006 (c)

Balance Sheet Highlights

Average Assets	$796,009	$739,969	$777,635	$719,203

Average Loans	$538,021	$481,416	$509,414	$458,346

Non Performing Loans	$6,711	$9,362	$6,711	$9,362

Performance Ratios

Return on Average Assets	0.32%	0.69%	0.53%	0.54%

Return on Average Equity	5.23%	10.83%	7.48%	7.67%

Average Equity to Average Assets	6.20%	6.40%	7.11%	7.01%

Net Interest Margin on Average Earning Assets During the Period (Tax Equivalent)	3.73%	3.82%	3.75%	3.79%

Efficiency Ratio(a)	89.47%	77.19%	81.89%	81.37%

Book Value Per Share	$14.84	$14.14

Tangible Book Value Per Share(b)	$11.22	$10.51

Asset Quality Ratios

Non Performing Loans as a Percent of Total Loans	1.20%	1.92%

Non Performing Assets as a Percent of Total Assets	0.93%	1.35%

Allowance for Loan Losses as a Percent of Total Loans	1.07%	1.17%

Allowance for Loan Losses as a Percent of Non Performing Loans	89.21%	61.04%

(a) Calculated as non-interest expense/(net interest income plus non-interest income)

(b) Calculated as (stockholders equity less goodwill, less intangible assets, net of accumulated amortization plus mortgage servicing rights) divided by shares outstanding.

(c) 2006 data has been adjusted to reflect the adoption and application of Staff Accounting Bulletin No. 108